Exhibit 99.1

INVESTOR CONTACT:
Tolga Sakman
Glowpoint, Inc.
+1 973-855-3411
tsakman@glowpoint.com

Glowpoint Names Peter Holst President and CEO

MURRAY HILL, N.J., Jan. 14, 2013 - Glowpoint Inc., (NYSE MKT: GLOW), a leading global provider of cloud and managed video services, today announced that its Board of Directors has named Peter Holst president and chief executive officer, effective today.  It is anticipated that Mr. Holst will also join the Board of Directors. Holst succeeds Joe Laezza, who is stepping down as President and CEO and resigning as a member of the Board. To facilitate a smooth transition, Mr. Laezza will continue to serve as an advisor to Mr. Holst and the Board for the remainder of the first quarter of 2013.

Mr. Holst recently joined Glowpoint through the acquisition of Affinity VideoNet and has been leading the Company's integration efforts of the two businesses. He has quickly become a key member of the executive management team.

"Peter has built and managed a successful and profitable business in Affinity VideoNet and is a customer-centric leader," said Jon DeLuca, Chairman of the Board of Directors. "His track record in the industry, proven leadership, and customer skills make him a logical choice to lead Glowpoint through its next stage of growth. I want to thank Joe Laezza for his service and dedication during his tenure with the company."

"The videoconferencing industry is rapidly changing, and I believe Glowpoint is uniquely positioned for the next stage of evolution," said Mr. Holst. "Glowpoint has unmatched experience in the industry, an outstanding global clientele, and an excellent opportunity to leverage its domain expertise into next generation solutions built around what customers demand – flexibility, ease of use and extraordinary customer service. I look forward to working with each and every employee, our customers, the Board of Directors and investors to fulfill Glowpoint's promise."

"Pete is a great successor to lead Glowpoint through its next phase of growth and value creation. I am truly proud of what we have achieved thus far, and I believe the company has a tremendous opportunity in the exciting market of cloud and managed services for visual communications," said Mr. Laezza.

Mr. Holst has a 20-year track record of driving sales growth in the communications industry. Prior to joining Glowpoint, he was the Chief Executive Officer for Affinity VideoNet where he was personally responsible for the overall direction and product strategy of the company, including business development and partnerships. Prior to this, he has held a number of senior management positions in sales and finance, including serving as President and Chief Operating Officer of Raindance Communications, where he guided its sale to West Corporation in 2006. He holds a degree in Business Administration from University of Ottawa.

Glowpoint will file a supplement to its proxy statement for its 2012 Annual Stockholders Meeting to reflect the above changes.

Supporting Resources:
Glowpoint Leadership
Glowpoint Investor Relations

About Glowpoint

Glowpoint, Inc. (NYSE MKT: GLOW) provides cloud and managed video services that make video meetings simple, reliable, and the standard for bringing people together for business meetings. Through our OpenVideo® cloud, we make video meetings the replacement for in person and audio conferencing with our suite of cloud and managed services that permit any device to connect across any network, simply and reliably. Glowpoint supports hundreds of clients located in 68 countries and is the trusted partner for leading unified communications providers, telepresence manufacturers, global carriers and A/V integration firms. In addition, Glowpoint offers access to thousands of public videoconferencing facilities to extend businesses reach and provide the ability to meet face to face across the globe without boundaries. To learn more please visit www.glowpoint.com.

Forward looking and cautionary statements

The information in this release may contain statements that are or may be deemed to be forward-looking statements and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks, and uncertainties include market acceptance and availability of new video communications services; the non-exclusive and terminable-at-will nature of sales agreements; rapid technological change affecting demand for our services; competition from other video communication service providers; and the availability of sufficient financial resources to enable us to expand our operations, as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission. We make no representation or warranty that the information contained herein is complete and accurate; we have no duty to correct or update any information.